UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2021

LEADER CAPITAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-56159	37- 1853394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2708-09, Metropolis Tower, 10 Metropolis Drive, Hung Hom, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 3487 6378

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2021, Leader Capital Holdings Corp. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with an individual accredited investor  (the “Investor”) who is not a “U.S. person” as defined in Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”) relating to the issuance and sale by the Company to the Investor of up to 4,000,000 shares of restricted common stock, par value $0.0001 per share, of the Company (the “Common Stock”) for the purchase price of $0.10 per share in two separate tranches for the aggregate purchase price of $400,000. The Investor purchased 1,650,000 shares of Common Stock under the first tranche and may purchase the remaining 2,350,000 shares of Common Stock on or before December 31, 2021. The parties each made customary representations, warranties, and covenants in connection with the transaction, including, among other things, that the Investor is (i) a “non-U.S. Person” as defined in Regulation S and is acquiring the Shares for the purpose of investment and (ii) an “accredited investor” as defined in Rule 501 under the Securities Act.

On August 20, 2021, the Company entered into a securities purchase agreement (the “Subsequent Agreement”) with an individual accredited investor who is not a “U.S. person” as defined in Regulation S promulgated under the Securities Act. The terms of the Subsequent Agreement and the Agreement are essentially the same, except for the date of the agreement, the number of shares of Common Stock issuable thereunder, and the number of tranches. Pursuant to the terms of the Subsequent Agreement, the investor may purchase up to 6,000,000 shares of Common Stock in three tranches: up to 1,000,000 shares purchasable on or before August 31, 2021, in the first tranche, and up to 2,500,000 shares purchasable in each of the second and third tranches on or before October 29, 2021, and December 31, 2021, respectively.

As of the date of this Current Report, the Company is in receipt of $165,000 representing the sale of 1,650,000 shares of Common Stock in the first tranche of the Agreement and $100,000 representing the sale of 1,000,000 shares of Common Stock in the first tranche of the Subsequent Agreement.

The sale of Common Stock in the aforementioned transactions was exempt from the registration requirements of the Securities Act pursuant to Regulation S thereunder. Alternatively, the issuance of Common Stock set forth in the Agreement was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering.

The foregoing description of the terms of the Agreement and the Subsequent Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the form of the securities purchase agreement filed as Exhibit 10.1 to this Current Report.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Form of securities purchase agreement

* Schedules, exhibits, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEADER CAPITAL HOLDINGS CORP.

Date: September 2, 2021	By:	/s/ Yi-Hsiu Lin
Yi-Hsiu Lin Chief Executive Officer